Execution Version

                         RIGHT OF FIRST OFFER AGREEMENT

                                February 5, 2008

          This Right of First Offer Agreement is made and entered into by and between TerreStar Corporation, a Delaware corporation (the "Parent"), TerreStar Networks Inc., a Delaware corporation (the "Company"), Harbinger Capital Partners Master Fund I, Ltd. ("Harbinger Master Fund"), and Harbinger Capital Partners Special Situations Fund ("Harbinger Special Situations Fund" and together with Harbinger Master Fund, "Harbinger"), pursuant to the Master Investment Agreement, dated as of February 5, 2008, by and among Parent, the Company and Harbinger (the "Master Investment Agreement").

          As an inducement to Harbinger to enter into the Master Investment Agreement and in satisfaction of a condition to the obligations of Harbinger thereunder, each of Parent and the Company agrees with Harbinger as follows:

                                   ARTICLE I
                                   DEFINITIONS

          Section 1.01 Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

          "Agreement" means this Right of First Offer Agreement.

          The "Company" has the meaning assigned to such term in the preamble to this Agreement.

          "Company Excluded Securities" means (i) equity securities issued as dividends payable in kind, (ii) securities issued as interest payable-in-kind,
(ii) equity securities issued in connection with a stock split or reclassification, (iii) securities issued as direct consideration in connection with a bona fide acquisition of another corporation or entity by the Company (or a wholly-owned subsidiary thereof) by consolidation, merger, purchase of all or substantially all of the assets of such other corporation or entity or 50% or more of the equity ownership of such other entity, or other similar transaction, not resulting in the holders of voting common stock of the Company owning less than 50% of the voting securities of the Company or the entity resulting from such transaction; provided that such transaction or series of transactions has been approved by the Board of Directors of the Company and such transaction is not being done in breach of any approval rights of Harbinger, (iv) shares of Company Common Stock issuable upon conversion or exercise of any options, warrants or other rights to purchase Company Common Stock outstanding as of the date hereof or approved by the Board of Directors of the Company after the date hereof, and (v) Company Common Stock (or options, warrants or rights therefor) issuable to employees, officers, directors, contractors, consultants or advisors of the Company (or any subsidiary) pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other similar arrangements in each case for other than primarily equity financing purposes, as approved by the Board of Directors of the Company.

          "EchoStar" means EchoStar Corporation.

          "Harbinger" has the meaning assigned to such term in the preamble to this Agreement.

          The "Harbinger Proportionate Number" is, at any given time and with respect to a particular Offering, the product of (i) a number equal to (A) the aggregate principal amount of Exchangeable Notes held by Harbinger and its affiliates at such time, divided by (B) the aggregate principal amount of all Exchangeable Notes held by EchoStar, Harbinger and their respective affiliates and (ii) the total amount of securities proposed to be sold, issued or otherwise transferred in such Offering; provided, however, that the number referred to in clause (i)(B) above shall include those Exchangeable Notes held by EchoStar only if EchoStar and its affiliates, at the time of the relevant Right of First Offer Notice, hold at least 50% of the aggregate principal amount of the Exchangeable Notes initially purchased by EchoStar pursuant to the terms of the Master Investment Agreement between Parent, the Company and EchoStar.

          "Master Investment Agreement" has the meaning assigned to such term in the preamble to this Agreement.

          "Offering" has the meaning assigned to such term in Section 2.01 of this Agreement.

          "Parent" has the meaning assigned to such term in the preamble to this Agreement.

          "Parent Excluded Securities" means (i) equity securities issued as dividends payable in kind, (ii) securities issued as interest payable-in-kind,
(iii) equity securities issued in connection with a stock split or reclassification, (iii) securities issued as direct consideration in connection with a bona fide acquisition of another corporation or entity by Parent (or a wholly-owned subsidiary thereof) by consolidation, merger, purchase of all or substantially all of the assets of such other corporation or entity or 50% or more of the equity ownership of such other entity, or other similar transaction, not resulting in the holders of voting common stock of Parent owning less than 50% of the voting securities of Parent or the entity resulting from such transaction; provided that such transaction or series of transactions has been approved by the Board of Directors of Parent and such transaction is not being done in breach of any approval rights of Harbinger, (iv) shares of Parent Common Stock issuable upon conversion or exercise of any options, warrants or other rights to purchase Parent Common Stock outstanding as of the date hereof or approved by the Board of Directors of Parent after the date hereof, and (vi) Parent Common Stock (or options, warrants or rights therefor) to employees, officers, directors, contractors, consultants or advisors of the Company (or any subsidiary) pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other similar arrangements in each case for other than primarily equity financing purposes, as approved by the Board of Directors of Parent.

          "Right of First Offer Notice" has the meaning assigned to such term in
Section 2.01 of this Agreement.

          Section 1.02 Other Terms. Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Master Investment Agreement.

                                   ARTICLE II
                            LIMITED PREEMPTIVE RIGHTS

          Section 2.01 Right of First Offer. In the event that either the Company or Parent proposes to sell, issue or otherwise transfer any equity or debt securities (other than Company Excluded Securities and Parent Excluded Securities) of the Company or Parent (each such transaction, an "Offering"), it shall provide Harbinger written notice (the "Right of First Offer Notice") of such Offering, specifying the proposed price (it being understood that the form of consideration shall be cash or tangible assets only) and the material terms upon which the Company or Parent proposes to sell, issue or otherwise transfer the same. Any such Right of First Offer Notice shall contain, as applicable, the term, maturity, amortization, interest rate and payment terms (including cash and Paid-in-Kind components, as applicable), fees, discount, equity component, security, terms of credit support (including, but not limited to, collateral and guarantees), subordination (including contractual and structural) and governance rights of such securities. Harbinger shall have ten (10) Business Days from the delivery date of any Right of First Offer Notice to agree to purchase (if the form of consideration is tangible assets, at Harbinger's option, for cash and/or the same type of tangible assets of equal value), an amount of equity or debt securities of Parent or the Company up to the Harbinger Proportionate Number (in each case calculated prior to the issuance) for the price and upon the terms specified in the Right of First Offer Notice by giving written notice to the Company or Parent, as applicable, and stating therein the amount of such equity or debt securities to be purchased. If a definitive agreement for the purchase of such equity or debt securities is not provided along with the Right of First Offer Notice, Harbinger's election to purchase such equity or debt securities pursuant to such Right of First Offer Notice shall not be binding until a definitive agreement is executed (but, subject to Section 2.03, an election not to purchase shall be binding).

          Section 2.02 Extension Right. To the extent that Harbinger has agreed to purchase all of the Harbinger Proportionate Number of securities with respect to an Offering and any other person with a similar right (i) does not elect to purchase all of the securities with respect to such Offering which such other person has a right to acquire or (ii) is otherwise unable to reach agreement with the Company or Parent, as applicable, with regard to the terms of the definitive agreements related thereto, Harbinger shall have the option to purchase any or all of such securities not so purchased in addition to the Harbinger Proportionate Number of securities with respect to such Offering.

          Section 2.03 Right to Sell. In the event that Harbinger does not elect to purchase all of the equity or debt securities to be offered in an Offering, or to the extent that Harbinger is not able to reach agreement with the Company or Parent, as applicable, with regard to the terms of the definitive agreements related thereto, the Company or Parent, as applicable, shall have 120 days after the date of the Right of First Offer Notice to consummate the sale, issuance or transfer of any or all of the amount of equity or debt securities with respect to which Harbinger's preemptive rights hereunder were not exercised, at or above the price and upon terms not less favorable to the Company or Parent in any material respect (it being understood and agreed that any increase in the number of equity or debt securities or any decrease in the price thereof shall be deemed material for this purpose) than the terms specified in the initial Right of First Offer Notice given in connection with such sale, issuance or other transfer.

                                  ARTICLE III
                                 MISCELLANEOUS

          Section 3.01 Term. This Agreement shall terminate at such time when Harbinger and its affiliates collectively own less than 50% of the aggregate principal amount of the Exchangeable Notes initially purchased by Harbinger pursuant to the terms of the Master Investment Agreement.

          Section 3.02 Most Favored Nation. Each of the Company and Parent agree not to grant to any third party any preemptive rights or rights similar to the rights granted to Harbinger hereunder (i) on any terms more favorable to such third party or (ii) to the extent that such third party's rights would interfere with or impair Harbinger's rights hereunder.

          Section 3.03 Termination by Mutual Consent. This Agreement may be terminated and the sale and purchase of the Purchased Securities hereunder may be abandoned at any time prior to the Closing, by mutual written consent of (a) the Company, (b) Parent and (c) Harbinger.

          Section 3.04 Interpretation; Severability. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. If any provision of this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect.

          Section 3.05 Waivers; Remedies; Amendments.

               (a) No Waiver; Remedies Cumulative. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

               (b) Amendments and Modifications. Except as otherwise provided herein, no amendment, waiver, consent or modification of any provision of this Agreement shall be effective unless signed by each of the parties hereto affected by such amendment, waiver, consent or modification. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle any party hereto to any other or further notice or demand in similar or other circumstances.

          Section 3.06 Binding Effect; Assignment. This Agreement shall be binding upon the Company, Parent, Harbinger, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

          Section 3.07 Non-Disclosure. Notwithstanding anything herein to the contrary, the Confidentiality Agreement shall remain in full force and effect according to its terms regardless of any termination of this Agreement.

          Section 3.08 Communications. All notices and demands to be delivered to any party hereto shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the address of such party specified in the Master Investment Agreement or to such other address as such party may designate in writing. All notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

          Section 3.09 Entire Agreement. This Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Company, Parent or any of their Affiliates or each of the Purchasers or any of their Affiliates set forth herein or therein. This Agreement and the other agreements and documents referred to herein supersede all prior agreements and understandings between the parties with respect to such subject matter.

          Section 3.10 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

          Section 3.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first written above.




                                         TERRESTAR NETWORKS INC.


                                         ---------------------------------------
                                         By:
                                         Title:


                                         TERRESTAR CORPORATION


                                         ---------------------------------------
                                         By:
                                         Title:


                                         HARBINGER CAPITAL PARTNERS
                                         MASTER FUND I, LTD.

                                         By: Harbinger Capital Partners Offshore
                                         Manager, L.L.C., as investment manager


                                         ---------------------------------------
                                         By:
                                         Title:


                                         HARBINGER CAPITAL PARTNERS SPECIAL
                                         SITUATIONS FUND, L.P.

                                         By: Harbinger Capital Partners Special
                                         Situations GP, LLC, as general partner

                                         ---------------------------------------
                                         By:
                                         Title:





          [Signature Page to Harbinger Right of First Offer Agreement]